Exhibit 32
Certification of CEO and CFO As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
In connection with the Quarterly Report of UST Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Vincent A. Gierer, Jr., Chief Executive Officer and President of the Company, and Robert T. D’Alessandro, Senior Vice President and Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:
1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Dated: August 4, 2005

/s/ VINCENT A. GIERER, JR.
Chief Executive Officer and President

/s/ ROBERT T. D’ALESSANDRO
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to UST Inc. and will be retained by UST Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
This certification is made solely for the purpose of 18 U.S.C. § 1350, subject to the knowledge standard contained therein, and not for any other purpose.